Exhibit 99.1

6200 SPRINT PARKWAY OVERLAND PARK, KS 66251

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sprint Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sprint Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒          SPRNT1                   KEEP THIS PORTION FOR  YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRINT CORPORATION

The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5, 6 and 7 and AGAINST item 8. Vote on Directors
6.

To elect the nominees listed below, and each of them, as Directors; and while Sprint has no reason to believe that any of the nominees will decline or be unable to serve, if any do, to vote with discretionary authority.

		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Nominees: 01) Gordon M. Bethune 02) Dr. E. Linn Draper, Jr. 03) James H. Hance, Jr. 04) Deborah A. Henretta	05) Irvine O. Hockaday, Jr. 06) Linda Koch Lorimer 07) Gerald L. Storch 08) William H. Swanson				-----------------------------------------------

		For	Against	Abstain			For	Against	Abstain
Vote on Items

1.	Amendment to Sprint’s articles of incorporation to increase the number of authorized shares of Sprint series 1 common stock.	☐	☐	☐	5.	Possible adjournment of the Sprint annual meeting.	☐	☐	☐

2.	Amendment to Sprint’s articles of incorporation to create the class of non-voting common stock and create the ninth series preferred stock and add a provision stating that stockholder approval is not required for the acquisition by Sprint Nextel of non-voting common stock or the ninth series preferred stock from a holder of that stock.	☐	☐	☐	7.	To ratify appointment of KPMG LLP as independent auditors of Sprint for 2005.	☐	☐	☐

3.	Adoption of the Sprint Nextel amended and restated articles of incorporation.	☐	☐	☐	8.	Stockholder Proposal Concerning Senior Executive Retirement Benefits.	☐	☐	☐

4.	Issuance of Sprint Nextel series 1 common stock, non-voting common stock and the ninth series preferred stock in the merger.	☐	☐	☐

Each of items 1 through 4 listed above relating to the merger is conditioned upon the other three, and approval of each is required for completion of the merger.

Please sign exactly as your name(s) appear(s) above. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE VOTE THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

SPRINT CORPORATION

6200 Sprint Parkway

Overland Park, Kansas 66251

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on July 13, 2005.

The undersigned hereby appoints G. D. Forsee, R. J. Dellinger, and T. A. Gerke, and each of them, with full power of substitution, as proxies, to vote all the shares of common and preferred stock of Sprint Corporation (“Sprint”) that the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders to be held July 13, 2005, and any adjournment thereof, upon the matters set forth, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as specified. If this card is signed and returned without specifications, the shares will be voted FOR items 1, 2, 3, 4, 5, 6 and 7 and AGAINST item 8. A majority of said proxies, or any substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.